Form of Share Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

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CUSIP NO. [sample] Cicero Resources Corp.

AUTHORIZED COMMON STOCK: 180,000,000 SHARES
PAR VALUE: $.00001 PER SHARE

THIS CERTIFIES THAT

[SAMPLE]

IS THE RECORD HOLDER OF __________________

     Shares of Cicero Resources Corp. Common Stock transferable on the books of the Corporation person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers

Dated:

Secretary	President

[Cicero Resources Corp. CORPORATE SEAL NEVADA]

Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

Additional abbreviations may also be used though not on the above list.

For Value Received, _______hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including zip code or assignee)

Shares
of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:___________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever